SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2004

Hanover Direct, Inc.

(Exact Name of Registrant as Specified in Charter)

1-12082

(Commission File Number)

Delaware	13-0853260

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

115 River Road, Building 10 Edgewater, New Jersey	07020

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 863-7300

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.02. Departure of Directors or Pirncipal Officers; Election of Directors; Appoint of Principal Officers.
SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EX-20.1: PRESS RELEASE

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Hanover Direct, Inc. announced the appointment of Hallie Sturgill as Vice President and Controller effective September 22, 2004. Ms. Sturgill will replace William C. Kingsford, Senior Vice President – Treasury and Control, who has resigned to pursue other opportunities.

     Ms. Sturgill joined the Company in 1989 and has been the Company’s Assistant Controller since May of 1997. Prior to joining the Company in 1989, Ms. Sturgill was with the public accounting firm of KPMG LLP. Ms. Sturgill earned her Bachelor of Science degree in accounting from Elizabethtown College and her MBA from Mount Saint Mary’s University and is also a certified public accountant.

     Ms. Sturgill will report to Charles E. Blue, Senior Vice President and Chief Financial Officer, and will assume responsibility for all financial accounting functions.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibit 20.1 — Press Release dated September 23, 2004 in regard to the appointment of Hallie Sturgill as Vice President and Controller replacing William C. Kingsford, Senior Vice President – Treasury and Control.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER DIRECT, INC.
(Registrant)

September 23, 2004	By:	/s/ Charles E. Blue
		Name:	Charles E. Blue
		Title:	Senior Vice President and Chief Financial Officer